Agreement dated August 23, 2001, between Object Trading Corp.("Lender"), Marvel Enterprises, Inc. ("Marvel") and Marvel Characters, Inc. ("MCI"), a wholly owned subsidiary of Marvel.

     A. Pursuant to the terms of a Credit Agreement dated as of April 1, 1999 between Marvel, Guarantors party thereto, Lenders party thereto and Citibank, N.A., as Agent, Collateral Agent and Issuer, as amended (the "Credit Agreement"), Citibank has issued for the account of Marvel certain Letters of Credit which are currently outstanding in the aggregate face amount of $17,547,333.53, as more fully described on Schedule 1 hereto (the "Outstanding LC's").

     B. Marvel is currently negotiating with several banking institutions in order to arrange new financing as substitution of the Credit Agreement but desires to terminate the Credit Agreement prior to the closing of a new bank financing in order to avoid certain expenses which may be incurred if the Credit Agreement is not terminated shortly. Lender is willing to have new Letters of Credit issued to replace not less than $12,375,000 of the Outstanding LC's as well as a $3,400,000 LC that will be necessary in connection with the appeal of the adverse decision in Coleman v. Marvel law suit (the "Substitute LC's"), but only on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

     1. Lender shall cause the issuance and delivery on or before September 26, 2001, of the Substitute LC's. The Substitute LC's shall contain substantially the same terms and conditions as the Outstanding LC's and shall be satisfactory to the beneficiaries thereof.

     2. The Substitute LC's shall remain in effect until Marvel is able to close a new bank financing on such terms and conditions as approved by its Board of Directors, or November 30, 2001, whichever is earlier.

     3. Marvel agrees that in the event any of the Substitute LC's are drawn upon, it shall pay to Lender, no later than the third business day following receipt by Marvel of a demand for payment, the amount of any payments made by Lender or any affiliate of Lender (other than Marvel or any of its subsidiaries) to reimburse the bank issuing the Substitute LC for the draw down.

     4. Marvel and MCI shall pay or reimburse Lender promptly after demand for all out-of-pocket costs and expenses incurred by Lender or any affiliate of Lender (other than Marvel or any of its subsidiaries) in connection with opening and maintaining the Substitute LC's and the costs associated with filing any documents to perfect the security interest granted herein.

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


     5. As collateral security for the prompt and complete payment and performance when due of the obligations of Marvel and MCI to pay or reimburse Lender under paragraphs 3 and 4 above, Marvel and MCI hereby grant to Lender a continuing security interest in all of the right, title and interest of Marvel and MCI in, to and under the following property of Marvel and MCI, whether now owned or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"): (i) Accounts, Inventory, Documents and Instruments, (ii) all Copyrights and Copyright Licenses, (iii) all Trademarks and Trademark Licenses, (iv) all books and records of Marvel and MCI pertaining to any of the Collateral and (v) all Proceeds and Products of all or any of the Collateral.

     6. Marvel and MCI each covenant and agree that it will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action
(including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that Lender may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests in the Collateral or to enable the Lender to obtain the full benefits of this Agreement, or to enable the Lender to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, such Marvel and MCI each authorizes Lender to execute and file such financing statements or continuation statements without Marvel or MCI's signature appearing thereon. Marvel and MCI each agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Marvel and MCI shall pay the costs of, or incidental to, any recording or filing of any such financing or continuation statements in which it is named as the debtor. Marvel and MCI hereby constitutes the Lender its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and continued; and such power, being coupled with an interest, shall be irrevocable until the Collateral is released pursuant to Section 8.

     7. Unless otherwise defined herein, the following terms shall have the following meanings:

          a) "Accounts" means "Account" as such term is defined in Section 9-106 of the Code.


          b) "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

          c) "Copyright Licenses" means any written agreements, naming Marvel or MCI, as licensor or licensee, granting any right in the United States to use any Copyright.

          d) "Copyrights" means all of the following to the extent Marvel or MCI now or hereafter has any right, title or interest: (a) all United States copyrights and all registrations and applications therefor, and (b) all renewals of such copyrights.

          e) "Documents" means "Document" as such term is defined in Section 9-105(1)(f) of the Code.

          f) "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

          g) "Instruments" mean "Instruments" or "Chattel Paper" as such terms are defined in Section 9-105(1)(i) and Section 9-105(1)(b), respectively, of the Code.

          h) "Obligations" means all obligations and liabilities of Marvel and MCI to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or the Substitute LC's whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

          i) "Inventory" means "Inventory" as such term is defined in Section 9-109 of the Code.


          j) "Proceeds" means "Proceeds", as such term is defined in Section 9-306(1) of the Code and, to the extent not included in such definition, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to Marvel or MCI, from time to time with respect to any of the Collateral, (b) all payments (in any form whatsoever) paid or payable to Marvel or MCI from time to time in connection with any taking of all or any part of the Collateral by any Governmental Authority or any Person acting under color of Governmental Authority, (c) all judgments in favor of Marvel or MCI in respect of the Collateral and (d) all other amounts from time to time paid or payable or received or receivable under or in connection with any of the Collateral.

          k)" Products" are used herein as so defined in the Code.

          l) "Security Interest" means the security interest in the Collateral granted hereunder securing the obligations of Marvel and MCI to pay or reimburse Lender under paragraphs 3 and 4 of this Agreement.

          l) "Trademark Licenses" means any agreements, written or oral, providing for the grant by or to Marvel or MCI of any right to use any Trademark.

          m) "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other sources of business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

     8. When all the Substitute LC's shall have expired or been canceled or been secured with cash collateral in an amount and on terms satisfactory to the Lender and all amount which Marvel and MCI are required to pay or reimburse Lender under paragraphs 3 and 4 above shall have been paid in full, the Security Interests shall terminate and all rights to the Collateral shall revert to the Marvel and MCI.

     9. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

Object Trading Corp.                                    Marvel Enterprises, Inc.


By:/s/Issac Perlmutter                                  By: /s/ Allen S. Lipson
   ----------------                                        --------------------
 Name: Issac Perlmutter                                    Name:Allen S. Lipson
 Title:President                                           Title:Exec. VP


                                                         Marvel Characters, Inc.


                                                         By:/s/ Allen S. Lipson
                                                            -------------------
                                                         Name:Allen S. Lipson
                                                         Title:VP

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